UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2006

VOICE DIARY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50029
(Commission File Number)

73-1629948
(I.R.S. Employer Identification No.)

200 Robbins Lane, Jericho, New York 11753
(Address of Principal Executive Offices) (Zip Code)

(516) 939-0400
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Voice Diary Inc., a Delaware corporation (“Registrant”), in connection with the items described below.

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On July 26, 2006, Registrant's Board of Directors made the decision to retain Traci J. Anderson, C.P.A. as its independent auditor to review Registrant's quarterly reports for 2006. Brightman Almagor & Co., the Registrant's former independent auditor, resigned simultaneously. Registrant does not have an audit committee.

Prior to making the decision to retain Traci J. Anderson, C.P.A., Registrant had no prior relationship with Traci J. Anderson, C.P.A. or any of its members.

Brightman Almagor & Co.'s audit reports regarding Registrant's financial statements for the year ended December 31, 2004 and 2005, contained no adverse opinion or disclaimer of opinion nor were they qualified on, audit scope or accounting principles, except that their audit report for the years ended December 31, 2004 and 2005 contained a going concern qualification.

There have been no disagreements with Brightman Almagor & Co. in connection with the prior audits for the fiscal years ended December 31, 2004 and 2005, and the interim period up to and including July 26, 2006, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Brightman Almagor & Co., would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods. The first quarterly report had an independent review conducted by Traci J. Anderson, C.P.A.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voice Diary Inc.

DATED: August 9, 2006	By:	/s/ Arie Hinkis
Arie Hinkis President

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EXHIBIT INDEX

Exhibit No.      Description of Exhibit

16                     Letter from Brightman Almagor & Co.,

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